EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

TO WHOM IT MAY CONCERN:

The firm of G. Brad Beckstead, CPA hereby consents to the incorporation by reference in the foregoing Post Effective Amendment to the Registration Statement on Form S-8 of my report dated April 14, 2003, relating to the financial statements of Dicut, Inc. for the year ended March 31, 2002 on Form 10-KSB/A filed with the US Securities and Exchange Commission, and to all references to my firm included in this Registration Statement.

/s/ G. Brad Beckstead
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G. Brad Beckstead
Certified Public Accountant

3340 Wynn Rd., #B
Las Vegas, NV 89152
702.257.1984
702.362.0540

March 24, 2004